U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: October 18, 2004



                         TIDELANDS OIL & GAS CORPORATION
                         -------------------------------
             (Exact Name of registrant as specified in its Charter)




       Nevada                        0-29613                      66-0549380
----------------------          ------------------            ------------------
State of Incorporation          Commission File No.           I.R.S. Employer
                                                              Identification No.

1862 West Bitters Rd. San Antonio, TX                                78248
----------------------------------------                      ------------------
(Address of principal executive offices)                          (Zip Code)



Registrant's telephone number, (   210   )       764      -    8642
                               -----------  -------------   -----------



                     (Registrant's former name and address)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17CFR 240-14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240-13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

         On October 13, 2004, we sold Four Million (4,000,000) Tidelands Oil & Gas common shares to ACH Securities, S.A., a company domiciled in Geneva, Switzerland, for Two Million ($2,000,000) Dollars.

         On October 14, 2004, in connection with the ACH Securities transaction, we issued Margaux Investment Management Group, S.A. common stock warrants to purchase One Million (1,000,000) Tidelands Oil & Gas common shares for Fifty ($0.50) Cents per share.

         We discounted the price of this common stock from our quoted price on the OTC Electronic Bulletin Board because these securities are restricted from public resale absent registration with the Securities and Exchange Commission or an exemption from the registration requirements.

         We have agreed to provide both ACH Securities and Margaux Investment Management Group with piggy-back registration rights on these securities. It should be noted that Carl Hessel, a company director, is a partner in Margaux Investment Management Group, S.A. and, as such he has an indirect financial interest in the common stock warrants.

         We  relied  on  Section  4(2)  and   Regulation  S  as  the  securities
transaction exemption afforded by the Securities Act of 1933, as amended.


SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 TIDELANDS OIL & GAS CORPORATION
Dated: October 18, 2004


                                                  /s/James B. Smith
                                                 -------------------------------
                                                 By: James B. Smith
                                                 Title: Vice President